PACIFIC WESTERN
BUSINESS FINANCE

Third Modification to Loan and Security Agreement

Borrower: ENGlobal CORPORATION
ENGlobal U.S., Inc.
ENGlobal Government Services, Inc.

Address: Energy Tower III, 11740 Katy Freeway, Suite 1100, Houston Texas 77079

Date: March 27, 2023

THIS THIRD MODIFICATION TO LOAN AND SECURITY AGREEMENT is entered into between **Pacific Western Bank dba Pacific Western Business Finance,** a California state-chartered bank ("Lender"), with its headquarters' office located at 19820 N. 7th Avenue, Suite 100, Phoenix, Arizona 85207, and the borrower named above ("Borrower") whose chief executive office is located at the above address.

The parties hereto agree to amend the Loan and Security Agreement between them, dated May 18, 2020 (as amended, the "Loan Agreement"), as follows, effective as of March 16, 2023. (Capitalized terms used but not defined in this Modification shall have the meanings set forth in the Loan Agreement.)

1. **Modified Credit Limit to reduce the Maximum Credit Limit.** Section 1 of the Schedule to the Loan and Security Agreement is hereby amended in its entirety to read as follows:

1. CREDIT LIMIT
(Section 1.1): The Loan shall consist of revolving loans (the "Revolving Loan") in an aggregate amount not to exceed the lesser of **$1,000,000.00** at any time outstanding (the "Maximum Credit Limit") minus any Reserves, or the sum of clauses (a) and (b) below, minus any Reserves:

(a) **85%** (the "Eligible Accounts Advance Rate") of the amount of Borrower's Eligible Accounts (as defined in Section 8 of the Loan Agreement); plus

(b) the lesser of the following:

(i) **$500,000.00**, or

(ii) **75%** (the "Eligible Unbilled Accounts Advance Rate") of the amount of Borrower's Eligible Unbilled Accounts (as defined in Section 8 of the Loan Agreement).

Loans shall first be deemed made under Section 1(a) above to the extent available, and then under Section 1(b). No Revolving Loan will be made against Eligible Fixed Price Accounts.

The "Eligible Accounts Advance Rate" together with the "Eligible Unbilled Accounts Advance Rate" are sometimes referred to herein as the "Advance Rate".

Lender may, from time to time, adjust the Advance Rate, in its Permitted Discretion, upon notice to the Borrower, based on changes in collection experience with respect to Accounts, or other issues or factors relating to the Accounts or other Collateral or Borrower. Lender shall have the right to determine from time to time, in its Permitted Discretion, whether Loans are made under clause (a) or (b) above, and whether Payments are applied to Loans made under clause (a) or (b) above. Subject to the terms hereof, Loans may be borrowed, repaid, and re-borrowed, until the Maturity Date. After the Maturity Date, no further Revolving Loans will be made. If Borrower consists of more than one Person, in Lender's discretion Loans may be made separately to each Borrower based on the Eligible Accounts of each Borrower.

3. **Fee.** At the time of the execution of this Modification, Borrower agrees to pay to Lender a one-time fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00), in connection herewith.

4. **Representations True.** Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

5. **General Release.** In consideration for Lender entering into this Modification, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the "Releasees"), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Modification (collectively, the

"Released Claims"). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor." Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender's choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

6. **Waiver.** Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender.

7. **General Provisions.** This Modification, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and the other written documents and agreements between Lender and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. The terms and provisions of Sections 9.19 (titled "Governing Law; Jurisdiction; Venue"), 9.20 (titled "Dispute Resolution") and 9.22 (titled "Mutual Waiver of Jury Trial") of the Loan Agreement shall apply to this Modification, and the same are incorporated herein by this reference. This Modification may be executed and delivered by exchanging original signed counterparts, or signed counterparts by facsimile, pdf or other electronic means, or a combination of the foregoing, and this Modification shall be fully effective if so executed and delivered.

[Signatures on Next Page]

Borrower:

ENGlobal CORPORATION

By: Darren Spriggs
Title: CFO

ENGlobal U.S., Inc.

By: Darren Spriggs
Title: CFO

ENGlobal Government Services, Inc.

By: Darren Spriggs
Title: CFO

Lender:

Pacific Western Bank

By: John Ten Hagen
Title: Vice President